EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Response Genetics, Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159296, No. 333-159297, No. 333-162591, No. 333-166163, No. 333-171266, No. 333-181045 and No. 333-184614) and Form S-8 (No. 333-154307 and No. 333-167954) of Response Genetics, Inc. of our report dated March 26, 2013, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

March 26, 2013